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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 11, 2001
                                                           -------------


                                Paxar Corporation
                               -------------------
             (Exact name of registrant as specified in its charter)


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
          New York                      0-5610                    13-5670050
      ---------------               ---------------            ------------------
(State or Other Jurisdiction    (Commission File Number)    (IRS Employer Ident. No.)
     of Incorporation)
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             105 Corporate Park Drive, White Plains, New York 10604
            --------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (914) 697-6800
                                ----------------
               Registrant's telephone number, including area code
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Item 5.  Other Events.

         On July 11, 2001, we entered into an Employment Agreement with Arthur Hershaft, our Chairman. The Agreement, which supersedes Mr. Hershaft's 1986 Employment Agreement, provides that we will employ Mr. Hershaft through December 31, 2005. Upon termination of Mr. Hershaft's employment, we will pay him a supplemental retirement benefit as provided in the Agreement.

         Concurrently with signing Mr. Hershaft's new Employment Agreement, we also entered into a Stock Repurchase Agreement with him. Under the Stock Repurchase Agreement, Mr. Hershaft will have the right to sell Paxar common stock back to us, subject to the provisions of the Agreement. The Agreement also limits Mr. Hershaft's ability to sell publicly or otherwise transfer his Paxar common stock.

         On July 10, 2001, we announced that Paul Griswold, our President, would become our Chief Executive Officer effective August 10, 2001.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

         10.1 Agreement, dated as of July 11, 2001, between Paxar Corporation and Arthur Hershaft.

         10.2 Stock Repurchase Agreement, dated as of July 11, 2001, between Paxar Corporation and Arthur Hershaft.

         99.1     Press Release of Paxar Corporation, dated July 10, 2001.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             PAXAR CORPORATION
                                             (Registrant)



Date: July 26, 2001                          By: /s/ Jack R. Plaxe
                                                --------------------------------
                                                  Jack R. Plaxe
                                                  Senior Vice President and
                                                  Chief Financial Officer



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                                  EXHIBIT INDEX

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
  Exhibit No.                        Description
  -----------                        -----------

     10.1 Agreement, dated as of July 11, 2001, between Paxar Corporation and Arthur Hershaft.

     10.2 Stock Repurchase Agreement, dated as of July 11, 2001, between Paxar Corporation and Arthur Hershaft.

     99.1         Press Release of Paxar Corporation, dated July 11, 2001.
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